Exhibit 10.1

$700,000,000

Builders FirstSource, Inc.

10.75% Senior Notes due 2023

Purchase Agreement

July 24, 2015

Citigroup Global Markets Inc.

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Builders FirstSource, Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $700,000,000 principal amount of its 10.75% Senior Notes due 2023 (the “Securities”).

The Securities will be issued in connection with the acquisition (the “Acquisition”) by the Issuer of all of the outstanding equity interests of ProBuild Holdings LLC, a Delaware limited liability company (“ProBuild”), pursuant to that certain Securities Purchase Agreement, dated as of April 13, 2015 (as amended from time to time, the “Acquisition Agreement”), among the Issuer, ProBuild, FMR LLC, a Delaware limited liability company, ProBuild Capital LLC, a Delaware limited liability company, ProBuild Holdings, Inc., a Delaware corporation (the “ProBuild Parent”), and Lanoga Corporation, a Minnesota Corporation. In addition, in connection with the Acquisition, (i) the Issuer will obtain senior secured credit facilities comprised of (x) an $800,000,000 senior secured asset-based revolving credit facility pursuant to an asset-based credit agreement (the “ABL Credit Agreement”) and (y) a $600,000,000 first-lien term loan facility pursuant to a first-lien term loan credit agreement (the “First-Lien Credit Agreement” and, together with the ABL Credit Agreement, the “Senior Credit Agreements”), as described in the Time of Sale Information (as defined below), and (ii) the Issuer will issue equity in the form of common equity having a gross aggregate amount not less than $100,000,000 (the “Equity Offering”). Upon consummation of the Acquisition, ProBuild will be a direct wholly-owned subsidiary of the Issuer, and upon execution and delivery of the Joinder Agreement (as defined below), ProBuild and certain of its subsidiaries will become parties to this purchase agreement (this “Agreement”).

References in this Agreement to the “BFS Guarantors” refer to each entity listed on Schedule 2-A hereto. References in this Agreement to the “ProBuild Guarantors” refer to (i) ProBuild and (ii) each entity listed on Schedule 2-B hereto. References to the “Guarantors” refer to the BFS Guarantors and the ProBuild Guarantors, collectively.

For purposes of this Agreement, the term “Transactions” means (a) the issuance and sale of the Securities; (b) the Equity Offering; (c) the consummation of the Acquisition; (d) the execution and delivery of the Senior Credit Agreements and any documents required thereunder; (e) the repayment of the Existing ABL Facility, ProBuild’s unsecured subordinated notes due in 2017 and ProBuild’s existing indebtedness incurred pursuant to the ProBuild Credit Agreement (the “Refinancing”); and (f) the payment of all fees and expenses related to any of the foregoing.

The Securities are to be issued pursuant to an indenture, dated as of the Closing Date (as defined below) (the “Initial Indenture”), to be entered into among the Issuer, the BFS Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), for which the obligations of the Issuer in respect of the Securities will be fully, irrevocably and unconditionally guaranteed on a senior unsecured basis by the BFS Guarantors (the “Initial Guarantees”). The ProBuild Guarantors will enter into a supplemental indenture, dated as of the Closing Date (the “Supplemental Indenture”), with the Trustee pursuant to which the ProBuild Guarantors will provide Guarantees (as defined below), effective as of and from the Closing Date. As used herein, the term “Indenture” shall mean the Initial Indenture, as supplemented by the Supplemental Indenture. Following the Closing Date, the obligations of the Issuer in respect of the Securities will be fully, irrevocably and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally, by (i) the Guarantors and (ii) any domestic subsidiary of the Issuer formed or acquired after the Closing Date that is required to execute a supplemental indenture to provide a Guarantee in accordance with the terms of the Indenture, and their respective successors and assigns. This Agreement is to confirm the agreement concerning the purchase of the Securities from the Issuer by the Initial Purchasers.

On the Closing Date, the Issuer shall and shall cause each ProBuild Guarantor to execute and deliver a joinder agreement (the “Joinder Agreement”), substantially in the form attached hereto as Exhibit A, whereby each such ProBuild Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated herein as if it were an original signatory hereto; provided that until such time as each ProBuild Guarantor executes the Joinder Agreement, no ProBuild Guarantor shall have any rights under this Agreement.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Issuer has prepared a preliminary offering memorandum dated July 16, 2015 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Issuer, the Guarantors, the Securities and the Guarantees. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuer to the Initial Purchasers pursuant to the terms of this Agreement. The Issuer hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At the time when sales of the Securities were first made (the “Time of Sale”), or prior thereto, the Issuer had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

The Issuer and the BFS Guarantors and, upon execution of the Joinder Agreement, the ProBuild Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities.

(a) The Issuer agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.75% of the principal amount thereof plus accrued interest, if any, from July 31, 2015 to the Closing Date (the “Purchase Price”). The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Issuer understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii) it has not, directly or indirectly, solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not, directly or indirectly, solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of the initial offering except:

(A)	within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A;

(B)	to persons inside the United States that are accredited investors (as defined in Rule 501(a)(1),(2), (3), (7) and (8) under the Securities Act); or

(C)	in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Issuer and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Issuer and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Issuer acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that such offers and sales shall be made in accordance with the provisions of this Agreement (including Annex C hereto).

(e) The Issuer and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or the Guarantors or any other person in connection therewith. Additionally, neither the Representative nor any other Initial Purchaser is advising the Issuer or the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Issuer or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Issuer, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Issuer, the Guarantors or any other person.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on July 31, 2015 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date” and the time of Closing on the Closing Date is referred to herein as the “Closing.”

(b) Payment for the Securities shall be made by payment of the Purchase Price to the account or accounts specified by the Issuer by wire transfer in immediately available funds against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial

Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Issuer and the Guarantors. The Issuer and the BFS Guarantors hereby, jointly and severally, represent and warrant to each Initial Purchaser and, upon the execution and delivery of the Joinder Agreement, each of the ProBuild Guarantors, jointly and severally with the Issuer and the BFS Guarantors, represents and warrants to each Initial Purchaser that, as of the Time of Sale and as of the Closing Date:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, as of its date or as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by or on behalf of such Initial Purchaser through the Representative expressly for use in the Time of Sale Information or the Offering Memorandum.

(b) Additional Written Communications. The Issuer and the Guarantors (including their respective agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuer and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including the term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c) hereof. Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by or on behalf of such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication. No Issuer Written Communication contains any information that conflicts with the Time of Sale Information or the Offering Memorandum.

(c) Financial Statements. The financial statements and the related notes thereto of (i) the Issuer and its subsidiaries and (ii) ProBuild Parent and its subsidiaries, in each case included in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the Issuer and its subsidiaries or ProBuild and its subsidiaries, as the case may be, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Issuer and its subsidiaries or ProBuild and its subsidiaries, as the case may be, and presents fairly in all material respects the information shown thereby; and the pro forma financial information of the Issuer and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum has been prepared in accordance with the Securities and Exchange Commission’s (the “Commission”) rules and guidance with respect to pro forma financial information in all material respects, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum.

(d) No Material Adverse Change. Since the date of the most recent financial statements of the Issuer included in each of the Time of Sale Information and the Offering Memorandum, there has not been any Material Adverse Effect (as defined below) or any change or development that is reasonably likely to result in any Material Adverse Effect, the Issuer and the Guarantors have not incurred or become subject to any material liabilities that have not been disclosed in the Time of Sale Information and no dividend or distribution of any kind has been declared, paid or made by the Issuer, the Guarantors or their subsidiaries on any class of stock.

(e) Organization and Good Standing. Each of the Issuer, ProBuild and their respective subsidiaries (A) has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or formation, (B) has all requisite corporate or other power and authority to carry on its business as it is currently being conducted and as described in the Time of Sale Information and the Offering Memorandum and to own, lease and operate its properties and (C) is duly qualified and is in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except, in the case of each of clauses (B) and (C), where the failure to be so qualified, in good standing or have such power of authority would not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Issuer, ProBuild or any of their respective subsidiaries, taken as a whole, or materially and adversely affect the ability of the Issuer and the Guarantors to perform their obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). Upon execution and delivery of the Joinder Agreement, the only material subsidiaries the Issuer will own or control, directly or indirectly, are listed in Schedule 3 to this Agreement.

(f) Capitalization. Except with regard to Dixieline Builders Fund Control, Inc., Builder’s Capital LLC and Pro-Build Real Estate Holdings, LLC (the “Transferred Subsidiaries”), all of the outstanding shares of capital stock of each subsidiary of the Issuer and ProBuild are owned, directly or indirectly, by the Issuer or ProBuild, as applicable, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (collectively, “Liens”) (other than the Senior Credit Agreements (as described in each of the Time of Sale Information and the Offering Memorandum), the Existing Indenture (as described in each of the Time of Sale Information and the

Offering Memorandum), the security documents entered into in connection therewith and, prior to the Closing, pursuant to the documents governing the Existing ABL Facility and the ProBuild Credit Agreement (collectively, the “Existing Credit Agreements”), which will be terminated or released in connection with the Refinancing); and all such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

Upon completion of the transactions contemplated by the Contribution and Assignment Agreement (the “Contribution Agreement”), dated as of April 13, 2015, by and among ProBuild, Lanoga Corporation, a Minnesota corporation, ProBuild Capital LLC, a Delaware limited liability company, and ProBuild Holdings, Inc., a Delaware corporation, which will occur prior to the Closing, all of the outstanding shares of capital stock of the Transferred Subsidiaries will be owned, directly or indirectly, by ProBuild, free and clear of any Liens (other than the Senior Credit Agreements, and prior to the Closing, pursuant to the documents governing the Existing Credit Agreements, which will be terminated in connection with the Refinancing); and all such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

Except with regard to the Transferred Subsidiaries, the Issuer has the capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization.” Upon completion of the transactions contemplated by the Contribution Agreement, which will occur prior to the Closing, the Issuer will have the capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization.”

(g) Due Authorization. The Issuer and the BFS Guarantors have and, at or prior to the Closing, the ProBuild Guarantors will have, all requisite corporate or other power and authority to execute, deliver and perform their obligations under this Agreement, the Joinder Agreement, the Securities, the Initial Indenture (including the related Initial Guarantees), the Supplemental Indenture (including the related Guarantees of the ProBuild Guarantors) and the Senior Credit Agreements (collectively, the “Transaction Documents”), in each case to the extent a party thereto, and to perform their respective obligations hereunder and thereunder and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been, or will be by the Closing, duly and validly taken.

(h) The Initial Indenture. The Initial Indenture will, as of the Closing Date, be duly authorized by the Issuer and the BFS Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Issuer and the BFS Guarantors, will be the valid and binding agreement of the Issuer and the BFS Guarantors, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).

(i) The Supplemental Indenture. At or prior to the Closing Date, the Supplemental Indenture will be duly and validly authorized by the ProBuild Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the ProBuild Guarantors, will be the valid and binding agreement of the ProBuild Guarantors, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(j) The Securities and the Guarantees. (i) The Securities will, as of the Closing Date, be duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Initial Indenture and paid for as provided herein (assuming the due execution, authentication and delivery of the Initial Indenture and the Securities by the Trustee in accordance with the terms of the Initial Indenture), will be validly issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Initial Indenture; (ii) the Initial Guarantees will, as of the Closing Date, be duly authorized by the BFS Guarantors and, when the Initial Indenture is duly executed and delivered by the BFS Guarantors in accordance with its terms and upon execution, authentication and delivery of the Securities in accordance with the Initial Indenture (assuming due execution, authentication and delivery of the Initial Indenture and the Securities by the Trustee in accordance with the terms of the Indenture) and the issuance of the Securities in connection with the sale of the Securities to the Initial Purchasers pursuant to this Agreement, will be validly issued and will constitute legally binding instruments of the BFS Guarantors and will be entitled to the benefits provided by the Initial Indenture; and (iii) immediately after the consummation of the Acquisition on the Closing Date, the Guarantees will have been duly authorized by each of the ProBuild Guarantors and, when the Supplemental Indenture is duly executed and delivered by the ProBuild Guarantors in accordance with its terms (assuming due execution, authentication and delivery of the Supplemental Indenture by the Trustee in accordance with the terms of the Indenture), and the issuance of the Securities in connection with the sale of the Securities to the Initial Purchasers pursuant to this Agreement, will be validly issued and will constitute legally binding obligations of each of the Guarantors and will be entitled to the benefits provided by the Indenture.

(k) Purchase Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Issuer and the BFS Guarantors.

(l) Joinder Agreement. On or prior to the Closing Date, the Joinder Agreement will be duly and validly authorized, executed and delivered by the ProBuild Guarantors.

(m) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum (to the extent described therein).

(n) No Violation or Default. None of the Issuer, ProBuild or any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer, ProBuild or any of their respective subsidiaries is a party or by which the Issuer, ProBuild or any of their respective subsidiaries is bound or to which any property or asset of the Issuer, ProBuild or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) No Conflicts. The execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Issuer, ProBuild or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer, ProBuild or any of their respective subsidiaries is a party or by which the Issuer, ProBuild or any of their respective subsidiaries is bound or to which any property or asset of the Issuer, ProBuild or any of their respective subsidiaries is subject (other than any lien or encumbrance created or imposed pursuant to the collateral documents relating to and required by the Senior Credit Agreements), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Issuer, ProBuild or any of their respective subsidiaries or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, (A) in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) in the case of clause (i) above after giving effect to the repayment and termination of all obligations under the Existing Credit Agreements.

(p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, except where the failure to obtain such authorization, approval, consent, order, registration, qualification or license or to make any such filing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the consummation of the transactions contemplated by, or the fulfilment of the terms of, the Transaction Documents.

(q) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer, threatened or contemplated, to which the Issuer, ProBuild or any of their respective subsidiaries is or may be a party or to which any property of the Issuer, ProBuild or any of their respective subsidiaries is or may be subject that, individually or in the aggregate, if determined adversely to the Issuer or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(r) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Issuer and its subsidiaries and ProBuild Parent and its subsidiaries, are independent public accountants with respect to the Issuer and its subsidiaries and ProBuild Parent and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s) Title to Property. Each of the Issuer, the Guarantors and their respective subsidiaries have good and marketable title in fee simple to, or have valid leasehold interests in or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Issuer, the Guarantors and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Issuer, the Guarantors and their respective subsidiaries, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) secure any of the indebtedness incurred under the Existing Credit Agreements, which liens, encumbrances and claims will be released substantially contemporaneously with the issuance of the Securities on the Closing Date, (iv) secure the Senior Credit Agreements or (v) secure the Existing Secured Notes.

(t) Intellectual Property. Each of the Issuer, the Guarantors and their respective subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, computer programs, technical data and information (collectively, the “Intellectual Property”) necessary to conduct the business now operated by them except where the failure to own or possess such intellectual property rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Issuer, the Guarantors and their respective subsidiaries does not infringe on the rights of any person, except such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Issuer, the Guarantors or their respective subsidiaries and direct and indirect parent companies and other affiliates, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Issuer, the Guarantors or their respective subsidiaries, on the other hand, that would be required by the Securities Act to be described in a registration statement on Form S-1 filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(v) Investment Company Act. Neither the Issuer nor any of the BFS Guarantors is, and at Closing after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum, none of the Issuer or the Guarantors will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.)

(w) Taxes. All federal, state and foreign income and franchise tax returns required to be filed by the Issuer, the Guarantors or their respective subsidiaries in all jurisdictions have been so filed through the date hereof, subject to permitted extensions, except where the failure to make such filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(x) Licenses and Permits. Each of the Issuer, the Guarantors and their respective subsidiaries has such permits, licenses, sub-licenses, certificates, franchises and authorizations of governmental or regulatory authorities (“permits”), as are necessary to lease and operate its respective properties and to conduct its businesses as described in the Time of Sale Information and the Offering Memorandum, except where the failure to have such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and have not received any notice of proceedings relating to the revocation or modification of any permits that, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Absence of Labor Dispute. No labor dispute with the employees of the Issuer, ProBuild or any of their respective subsidiaries exists or, to the knowledge of the Issuer or the Guarantors, is threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Issuer, ProBuild or any of their respective subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(z) Compliance with Environmental Laws. None of the Issuer, the Guarantors or any of their respective subsidiaries (i) is party to any proceedings that are pending, or to the knowledge of the Issuer, the Guarantors or any of their respective Subsidiaries, threatened, under any foreign, federal, state or local law, rule, regulation, requirement, decision or order relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”) in which a governmental authority is also a party, other than such proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permits, licenses, certificates or other authorizations or approvals required under applicable Environmental Laws to conduct its respective business, other than such failure to comply, or failure to obtain, maintain and comply with required permits, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) is aware of any other proceedings, claims or any other issues regarding compliance with, or liabilities or obligations under, Environmental Laws, or concerning hazardous or toxic substances or wastes, pollutants or contaminants, other than such proceedings, claims or issues that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

for which the Issuer or ProBuild has any liability, direct or indirect, contingent or otherwise, including any liability on account of any member of their respective “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Issuer and the Guarantors, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and (viii) none of the Issuer, ProBuild or any member of their respective Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except, in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Disclosure Controls. The Issuer and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Issuer in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure. The Issuer and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) Accounting Controls – Issuer and its Subsidiaries. The Issuer and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Issuer and its respective subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the Issuer’s or its subsidiaries’ internal controls.

(dd) Accounting Controls – ProBuild and its Subsidiaries. ProBuild and its subsidiaries maintain systems of internal control over financial reporting that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. ProBuild and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. In connection with the audit of its December 31, 2014 financial statements, ProBuild’s independent auditors did not identify any deficiencies in internal control over financial reporting that would be considered a material weakness or significant deficiency.

(ee) Insurance. The Issuer, ProBuild and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice, except where failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.

(ff) No Unlawful Payments. None of the Issuer, ProBuild or any of their respective subsidiaries or, to the knowledge of the Issuer and each of the Guarantors, any director, officer, agent, affiliate or other person acting on behalf of the Issuer, ProBuild or any of their respective subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee (including any government-owned or controlled entity or of a public international organization) or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Issuer, ProBuild, and their respective subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(gg) Compliance with Money Laundering Laws. The operations of the Issuer, ProBuild and their respective subsidiaries are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Issuer or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, ProBuild or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer or any of the Guarantors, threatened.

(hh) No Conflicts with Sanctions Laws. None of the Issuer, ProBuild or any of their respective subsidiaries, nor, to the knowledge of the Issuer or any of the Guarantors, any director, officer, employee, agent, affiliate or other person acting on behalf of the Issuer, ProBuild or any of their respective subsidiaries is currently the subject or the target of, or is controlled or 50% or more owned by or is acting on behalf of an individual or entity that is currently the subject of, any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer, ProBuild or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Issuer will not use, directly or indirectly, the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available, directly or indirectly, such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or conduct business with any person that, at the time of such funding or facilitation is the subject of Sanctions, (ii) to fund, facilitate, or conduct any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Issuer, ProBuild and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii) Solvency. On the Closing Date and immediately after the Closing, the Issuer, ProBuild and their respective subsidiaries on a consolidated basis (after giving effect to the issuance and sale of the Securities, the issuance of the Guarantees and the other ProBuild Acquisition Transactions as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the fair value and present fair saleable value of the assets of the Issuer, ProBuild and their respective subsidiaries taken as a whole on a going concern basis will exceed the sum of their stated liabilities and identified contingent liabilities taken as a whole; and (ii) the Issuer, ProBuild and their respective subsidiaries on a consolidated basis will not be (a) left with unreasonably small capital with which to carry on their respective businesses as they are proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they will mature or (c) otherwise insolvent.

(jj) No Restrictions on Subsidiaries. No subsidiary of the Issuer or ProBuild is currently, and after the Closing no subsidiary of the Issuer or ProBuild will be, prohibited, directly or indirectly, under any agreement or other instrument to which it is, as of the Closing Date, a party or will be subject, from paying any dividends to the Issuer or ProBuild, as applicable, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Issuer or ProBuild, as applicable, any loans or advances to such subsidiary from the Issuer or ProBuild, as applicable, or from transferring any of such subsidiary’s properties or assets to the Issuer or ProBuild, or any of their respective subsidiaries, as applicable, except for any such restrictions (a) contained in the Existing Credit Agreements, which will be terminated upon consummation of the Transactions on the Closing Date as described in each of the Time of Sale Information and the Offering Memorandum or (b) that will be permitted by the Indenture or the Senior Credit Agreements.

(kk) No Finder’s Fee. Except pursuant to the Transaction Documents, there are no contracts, agreements or understandings among the Issuer, the Guarantors and any other person that would give rise to a valid claim against the Issuer, the Guarantors and their respective subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(ll) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as any securities of the Issuer or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(mm) No Integration. None of the Issuer, ProBuild or any of their respective affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(nn) No General Solicitation or Directed Selling Efforts. None of the Issuer, ProBuild or any of their respective affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(oo) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(pp) No Stabilization. Neither the Issuer nor any of the Guarantors has taken, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Securities.

(qq) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) Industry Statistical and Market Data. The statistical, industry and market-related data included in the Time of Sale Information and the Offering Memorandum are based on or derived from management estimates and third-party sources, and the Issuer and the Guarantors believe such estimates and sources are reasonable, reliable and accurate in all material respects.

(tt) Sarbanes-Oxley Act. To the extent applicable, there is and has been no failure on the part of the Issuer or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

4. Further Agreements of the Issuer and the Guarantors. The Issuer and each of the BFS Guarantors hereby covenants and agrees, and upon execution and delivery of the Joinder Agreement each of the ProBuild Guarantors, jointly and severally, covenants and agrees, with each Initial Purchaser that:

(a) Delivery of Copies. The Issuer will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Issuer will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering

Memorandum or such amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects in a timely manner.

(c) Additional Written Communications. Before using, authorizing, approving or referring to any Issuer Written Communication (other than those listed on Annex A), the Issuer and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Issuer will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuer will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Issuer will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g) Blue Sky Compliance. The Issuer will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States or Canada as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Issuer nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 180 days after the date hereof, the Issuer and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer or any of the Guarantors and having a tenor of more than one year.

(i) Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds.”

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer and each of the Guarantors will, during any period in which the Issuer is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) DTC. The Issuer will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Resales by the Issuer. Until the first anniversary of the Closing Date, the Issuer will not, and will not permit any of its controlled affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuer or any of its affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. Neither the Issuer nor any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. Neither the Issuer nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize the use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared by the Issuer pursuant to Section 4(c) (including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Issuer and the Representative in advance in writing or (v) any written communication that contains the terms of the Securities and/or other information that was included in the Time of Sale Information or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Issuer and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date (except, in each case, to the extent that such representations and warranties relate to an earlier date, such representations and warranties shall be true and correct as of such date); and the statements of the Issuer, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Issuer or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Issuer and each of the BFS Guarantors who has specific knowledge of the Issuer’s or the BFS Guarantors’ matters and is reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct and that the Issuer and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of both the Issuer and the ProBuild Parent, letters with respect to (i) the Issuer and its subsidiaries and (ii) the ProBuild Parent and its subsidiaries, in each case dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinion and 10b-5 Statement of Counsel for the Issuer. (i) Kirkland & Ellis LLP, counsel for the Issuer, shall have furnished to the Representative, at the request of the Issuer, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, substantially in form and substance as set forth in Annex D hereto and (ii) Davis Wright Tremaine LLP, Alaska and Washington counsel for the Issuer, shall have furnished to the Representative, at the request of the Issuer, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably acceptable to the Initial Purchasers and their counsel.

(g) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(i) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuer and the Guarantors in their respective jurisdictions of organization.

(j) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(k) Initial Indenture and Securities; Supplemental Indenture. (x) The Initial Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Issuer, the BFS Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee; and (y) immediately after the consummation of the Acquisition on the Closing Date, the Supplemental Indenture shall have been executed and delivered by a duly authorized officer of each of the ProBuild Guarantors and the Trustee.

(l) Joinder Agreement. On the Closing Date, the ProBuild Guarantors shall have entered into the Joinder Agreement and the Initial Purchasers shall have received duly executed counterparts thereof.

(m) Existing Indebtedness. The Representative shall have received evidence reasonably satisfactory to it that, prior to or substantially simultaneously with the purchase of the Securities by the Initial Purchasers, all indebtedness under the Existing Credit Agreements shall have been paid in full, including all accrued and unpaid interest, fees and other amounts (other than contingent obligations that survive termination of the Existing Credit Agreements), all commitments to extend credit under the Existing Credit Agreements shall have terminated and all guarantees and liens securing obligations thereunder shall have been released.

(n) Senior Credit Agreements. Concurrently with or prior to the Closing Date, the Issuer and the BFS Guarantors shall have entered into the Senior Credit Agreements consistent in all material respects with the terms described in the Time of Sale Information and the Offering Memorandum and the Representative shall have received conformed counterparts thereof.

(o) Transactions. Concurrently with or prior to the Closing Date, each of the Transactions, including consummation of the Acquisition, shall have been consummated in a manner consistent in all material respects with the descriptions thereof in the Time of Sale Information and the Offering Memorandum.

(p) Additional Documents. On or prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(q) CFO Certificates. On the date hereof and on the Closing Date, the Representative shall have received certificate of the Issuer, dated the date hereof and the Closing Date and addressed to the Initial Purchasers, signed on behalf of the issuer by its Chief Financial Officer, regarding certain information in the Time of Sale Information and the Offering Memorandum, as applicable, and in form and substance reasonably satisfactory to the Initial Purchasers and their counsel.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. the Issuer and each of the BFS Guarantors and, upon execution and delivery of the Joinder Agreement, the ProBuild Guarantors, jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with investigating, preparing for or defending against any loss, damage, liability, litigation, investigation, suit, action or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of the Issuer and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) the Issuer and each of the BFS Guarantors, their respective directors and officers and each person, if any, who controls the Issuer or any such BFS Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above and (ii) upon execution and delivery of the Joinder Agreement, each of the ProBuild Guarantors, each of their respective directors and officers and each person, if any, who controls such ProBuild Guarantor, or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above (each person described in clauses (i) and (ii), an “Initial Purchaser Indemnified Party”), but in each case only with respect to any losses, claims, damages or liabilities to which such Initial Purchaser

Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Information or the Offering Memorandum, in each case as amended or supplemented, or any Issuer Written Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchasers specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Initial Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Initial Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Initial Purchasers consists of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: the fourth and fifth sentences of the seventh paragraph and the eighth paragraph, in each case found under the heading “Plan of distribution.”

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party (the “Indemnified Person”) will, if a claim in respect thereof is to be made against the indemnifying party (the “Indemnifying Person”) under subsection (a) or (b) above, notify the Indemnifying Person of the commencement thereof; but the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnifying Person otherwise than under subsection (a) or (b) above. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are materially different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential materially differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Issuer, ProBuild and the Guarantors and their respective directors and officers and any control persons of the Issuer, ProBuild and the Guarantors shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request; (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, which consent, in respect of clause (i) below, will not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person unless such settlement includes (i) an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person, from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything to the contrary in this subsection (d), the ProBuild Guarantors and any of their related Indemnified Persons shall not be entitled to any contribution hereunder until they have executed the Joinder Agreement.

(e) Limitation on Liability. The Issuer and the BFS Guarantors, and, upon execution and delivery of the Joinder Agreement, the ProBuild Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuer or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9. Defaulting Initial Purchaser.

(a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuer or the Guarantors, except that the Issuer and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuer, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer and the BFS Guarantors and upon the execution and delivery of the Joinder Agreement, each of the ProBuild Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any documentary, stamp or similar taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and

the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuer’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and reasonable expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Issuer in connection with any “road show” presentation to potential investors (it being understood that the Initial Purchasers, collectively, shall bear half of the costs associated with any chartered aircraft). It is understood, however, that except as provided in this Section 10 and Section 7 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Issuer for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Issuer and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuer, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantors or the Initial Purchasers.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

15. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative:

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: (646) 291-1469

Attention: General Counsel

Notices to the Issuer and the Guarantors shall be given to them at:

Builders FirstSource, Inc.

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

Attention: Donald F. McAleenan, Esq.

Phone: (214) 880-3500

Fax: (214) 231-6201

Email: Don.McAleenan@buildersfirstsource.com

with a copy to

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Fax: 212-446-4900

Attention: Joshua N. Korff

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Issuer and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Issuer and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which the Issuer and each Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Builders FirstSource, Inc.

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General
Counsel and Secretary

GUARANTORS

BFS IP, LLC
BFS Texas, LLC
BFS, LLC
Builders FirstSource - Atlantic Group, LLC
Builders FirstSource - Colorado Group, LLC
Builders FirstSource - Dallas, LLC
Builders FirstSource - Florida Design Center, LLC
Builders FirstSource - Florida, LLC
Builders FirstSource - MBS, LLC
Builders FirstSource - Northeast Group, LLC
Builders FirstSource - Ohio Valley, LLC
Builders FirstSource - Raleigh, LLC
Builders FirstSource - Southeast Group, LLC
Builders FirstSource - Texas GenPar, LLC
Builders FirstSource Holdings, Inc.
Builders FirstSource-Colorado, LLC

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General
Counsel and Secretary

[Signature Page to Purchase Agreement]

Builders FirstSource - Intellectual Property, L.P.

By:	BFS IP, LLC
Its:	General Partner

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General
Counsel and Secretary

Builders FirstSource - Texas Group, L.P.

By:	Builders FirstSource - Texas GenPar, LLC
Its:	General Partner

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General
Counsel and Secretary

Builders FirstSource - South Texas, L.P.
Builders FirstSource - Texas Installed Sales, L.P.

By:	BFS Texas, LLC
Its:	General Partner

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General
Counsel and Secretary

[Signature Page to Purchase Agreement]

Accepted as of the date first written above:

      Acting severally on behalf of

      themselves and the several Initial

      Purchasers listed in Schedule 1

      hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Justin Tichauer
Name:	Justin Tichauer
Title:	Director

[Signature Page to Purchase Agreement]